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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated January 26, 1998, except with respect to the matter discussed in Note 12, as to which the date is January 28, 1998, included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-12761.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 26, 1998